SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 26, 2001


                                 TECHDYNE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



    Florida                        0-14659                         59-1709103
----------------            ---------------------                --------------
(State or other             (Commission File No.)                (IRS Employer
jurisdiction of                                                  Identification
incorporation or                                                     Number)
organization)


                              2230 West 77th Street
                             Hialeah, Florida 33016
                                 (305) 556-9210
               --------------------------------------------------
               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)





                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER EVENTS

         On October 26, 2001, Techdyne, Inc. (the "Company"), issued a press release announcing that the Company has entered into two credit facilities with the Bank of Scotland for an aggregate amount of $10 million. The information contained in the press release, which is attached as Exhibit 99(a) to this report, is incorporated herein by reference.

         The statements contained in this Current Report on Form 8-K that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. Such forward-looking statements are subject to substantial risks and uncertainties that could cause actual results to materially differ from those expressed in the statements, including but not limited to those relating to any benefits expected from the change in control of the Company, including the development and growth of the Company, Simclar International Limited, a wholly-owned subsidiary of the Company's new parent, Simclar International Holdings Limited, and other issues discussed periodically in our reports and filings with the Securities and Exchange Commission. Many of the circumstances are beyond our control. Accordingly, you are cautioned not to place too much reliance on forward-looking statements which speak only as of the date made and which the Company undertakes no obligation to revise to reflect events after the date made.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)  Exhibits.

                  99(a)   News release of Techdyne, Inc. dated October 26, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TECHDYNE, INC.


Date:   October 30, 2001                           By:   /s/ Barry Pardon
                                                         -----------------------
                                                         Barry Pardon, President